UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2009

Conolog Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-8174	22-1847286
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

5 Columbia Road, Somerville, New Jersey		08876
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (908) 722-8081

n/a
(Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

£	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

£	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

£	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

£	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

The Company and holders of its outstanding Convertible Notes having a current aggregate principal amount of $564,166 issued pursuant to the Subscription Agreement dated March 12, 2007 have agreed as follows:

The Maturity Date of the Notes shall be August 31, 2009;
The holders of the Notes may convert any principal amount, interest and any other amount that remains outstanding on the Note at an applied conversion rate equal to the lessor of (A) the Fixed Conversion Price (as defined in the Notes), or (B) seventy -five percent (75%) of the average closing bid prices of the Common Stock as reported by Bloomberg L.P. for the five (5) trading days preceding the date the Company receives the Holder’s Notice of Conversion;
The Holders of the outstanding Notes also agreed that they will not sell on any one day an amount of shares of the Company’s Common Stock, issuable upon conversion of such Holder’s Note, that is equal to or more than 25% of the daily volume weighted average price of number of shares of the Company’s Common Stock on such date on the Trading Market on which the Company’s Common Stock is then listed or quoted for trading as reported by Bloomberg L.P., provided this limitation shall not apply if (i) the shares issuable upon conversion of the Note have been sold, (ii) the Company’s Common Stock is trading at a price equal to or greater than $1.50 per share on the date of such sale, (iii) on or after August 31, 2009, or (iv) if Holders owing at least 80% of the outstanding aggregate principal amount of the Notes agree in writing that this provision shall be null and void.
The Holders also waived any damages and claims that may have otherwise been made as a result of the Company’s non-compliance with Section 1.2 of the Notes and for not paying the Note by March 12, 2009.

          The foregoing description of the letter agreement does not purport to be complete and is qualified in its entirety by reference to the letter agreements which is attached as exhibits to this Current Report and is incorporated into this Item by reference.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

      N/A

(b) Pro Forma Financial

      N/A

(c) Pro Forma Financial Information

      N/A

(d) Exhibits.
99.1	Letter Agreement between the Company and the Note Holders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOLOG CORPORATION

By:	/s/ Robert S. Benou
Robert S. Benou
Chief Executive Officer

Dated: March 30, 2009

EXHIBIT INDEX

              99.1                           Letter Agreement between the Company and the Note Holders